June 28, 2007

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Ladies and Gentlemen:

We are counsel to Dreyfus BASIC Money Market Fund, Inc. (the "Fund"), and in
so acting have reviewed Post-Effective Amendment No. 18 (the "Post-Effective
Amendment") to the Fund's Registration Statement on Form N-1A, Registration File No.
33-46490. Representatives of the Fund have advised us that the Fund will file the Post-
Effective Amendment pursuant to paragraph (b) of Rule 485 ("Rule 485") promulgated under the Securities Act of 1933, as amended, based on approval received from the
Securities and Exchange Commission (the "Commission") pursuant to Rule
485(b)(1)(vii). In connection therewith, the Fund has requested that we provide this letter.

In our review of the Post-Effective Amendment, we have assumed that the version of the Post-Effective Amendment we reviewed substantially complies in all material respects with the version filed with the Securities and Exchange Commission via EDGAR.

Based upon the foregoing, we hereby advise you that the Post-Effective
Amendment does not include disclosure which we believe would render it ineligible to become effective pursuant to paragraph (b) of Rule 485.

Very truly yours,

/s/ Stroock & Stroock & Lavan LLP

STROOCK & STROOCK & LAVAN LLP